Exhibit 99.1

FOR IMMEDIATE RELEASE

WMIH CORP. TO WEBCAST 2016 ANNUAL MEETING OF STOCKHOLDERS

SEATTLE – May 10, 2016 – WMIH Corp. (NASDAQ: WMIH) today announced that it will hold its 2016 Annual Meeting of Stockholders on Wednesday, June 1, 2016 at 11:00 am EDT.

The event will be webcast and can be accessed at https://pgi.webcasts.com/starthere.jsp?ei=1102885

Please allow 15 minutes prior to the start of the meeting to download and install any necessary audio software. The audio will be archived on the Company’s website until July 1, 2016 at www.wmih-corp.com/investor-relations.

ABOUT WMIH

WMIH Corp. (“WMIH”) (NASDAQ: WMIH) is a corporation duly organized and existing under the laws of the State of Delaware. WMIH is the direct parent of WM Mortgage Reinsurance Company, Inc., a Hawaii corporation (“WMMRC”), and WMI Investment Corp., a Delaware corporation. On March 19, 2012, WMIH emerged from bankruptcy proceedings as the successor to Washington Mutual, Inc. Upon emergence from bankruptcy, we had limited operations other than WMMRC’s legacy reinsurance business, which is being operated in runoff mode and has not written any new business since September 26, 2008. We continue to operate WMMRC’s business in runoff mode and we are actively seeking acquisition opportunities across a broad array of industries.